U.S. SMALL COMPANY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
2/12/03  	The Timken Company

Shares            Price         Amount
117,900 	 $14.90        $1,756,710
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.67       N/A 	 1.07%	            1.13%

Brokers
Merrill Lynch & Co., Inc.

Underwriters of The Timken Company

Underwriters*          	                     Shares*


Total                                      11,000,000

*Underwriters and shares
 were not available at time of filing.

U.S. SMALL COMPANY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
2/12/03  	The Timken Company

Shares            Price         Amount
1,600 	         $14.90        $23,840
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.67     N/A 	         0.01%	            1.13%

Broker
McDonald Investment, Inc.

Underwriters of The Timken Company

Underwriters*                          Shares*

Total				     11,000,000
*Underwriters and shares
 were not available at time of filing.